Exhibit 99.2

MediciNova Prices $8.25 Million Public Offering of Common Stock and Warrants

San Diego, CA, March 23 2011 — MediciNova, Inc., a biopharmaceutical company traded on the Nasdaq Global Market (Nasdaq: MNOV) and the Jasdaq Market of the Osaka Securities Exchange (4875), announced that it has priced a firm-commitment underwritten public offering of 2,750,000 units at a price to the public of $3.00 per unit for gross proceeds of $8.25 million. Each unit consists of one share of common stock, and a warrant to purchase one share of common stock. The shares of common stock and warrants are immediately separable and will be issued separately such that no units will be issued. The warrants are exercisable immediately upon issuance, have a five-year term and an exercise price of $3.56 per share.

Net proceeds, after estimated underwriting discount and assuming the warrants are not exercised, will be approximately $7.8 million. The offering is expected to close on or about March 29, 2011, subject to satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS), is acting as the sole underwriter in connection with the offering.

The securities described above are being offered by MediciNova pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, copies of the final prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the Securities and Exchange Commission web site at http://www.sec.gov, or from Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, 9th floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of MediciNova nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MediciNova

MediciNova, Inc. is a publicly traded biopharmaceutical company focused upon acquiring and developing novel, small-molecule therapeutics for the treatment of serious diseases with a commercial focus on the U.S. market.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding the completion, timing and size of its proposed public offering. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, the risks and uncertainties inherent in clinical trials, product development and commercialization, such as the uncertainty in results of clinical trials for product candidates, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, risks regarding intellectual property rights in product candidates and the ability to defend and enforce such intellectual property rights, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials and the timing, cost and design of future clinical trials and research activities, the timing of expected filings with the regulatory authorities, MediciNova’s collaborations with third parties, the availability of funds to complete product development plans and MediciNova’s ability to raise sufficient capital when needed, including the risk that MediciNova may not be able to raise sufficient capital or complete the proposed offering announced in this press release, and the other risks and uncertainties described in MediciNova’s filings with the Securities and

Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

CONTACT: MediciNova, Inc.

Mark Johnson, Investor Relations

(858) 373-1500

info@medicinova.com